EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 26, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114230) and related Prospectus of Avatech Solutions, Inc. for the registration of 4,418,770 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

July 13, 2004

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